SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported) - February 28, 2002


                              IEC Electronics Corp.
             (Exact name of Registrant as Specified in its Charter)


                                    Delaware
                 (State or other jurisdiction of Incorporation)

                     0-6508                     13-3458955
           (Commission File Number) (IRS Employer Identification No.)

                   105 Norton Street, Newark, New York 14513
                    (Address of Principal Executive Offices)

                                 (315) 331-7742
              (Registrant's Telephone Number, including Area Code)



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Item 5.         Other Events and Regulation FD Disclosure
-------         -----------------------------------------

     Effective as of February 28, 2002, the Company and its lenders, HSBC Bank USA and General Electric Capital Corporation, entered into Amendment No. 6 (the "Amendment") to the Loan and Security Agreement originally dated as of December 28, 1999 (the "Agreement). Pursuant to the Amendment, the term of the Agreement was extended through March 15, 2002 from the present expiration date of February 28, 2002. In addition, pursuant to the Amendment, the interest rate on the revolving credit facility was increased from prime rate plus 0.75 percent to prime rate plus 1.00 percent, and the interest rate on the term loan was increased from prime rate plus 1.00 percent to prime rate plus 1.25 percent. Under the Agreement, the revolving credit facility component is based on eligibility criteria for receivables and inventory. The Amendment reduces the inventory borrowing base from $2 million to $1.5 million. The Company is currently in discussions with other lending institutions with respect to a new credit agreement. While the Company believes it will be successful, there can be no assurance that it will meet the March 15, 2002 expiration date.


Item 7.         Financial Statements and Exhibits
-------         ---------------------------------

     (c) Exhibits

         10.1 Amendment No. 6 dated as of February 28, 2002 to Loan and Security Agreement originally dated as of December 28, 1999 among IEC Electronics Corp. ("IEC") and IEC Electronics-Edinburg, Texas Inc. ("IEC-Edinburg") and HSBC Bank USA, as Agent ("Agent") and HSBC Bank USA ("HSBC Bank") and General Electric Capital Corporation ("GE Capital")


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          IEC Electronics Corp.
                                          (Registrant)



Date:  March 6, 2002                      By: /s/ Richard L. Weiss
                                          Richard L. Weiss
                                          Vice President, Chief Financial
                                          Officer & Treasurer



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